Exhibit 99.1: Peoples Financial Corporation Press Release Dated December 15, 2017

FOR IMMEDIATE RELEASE

For more information, contact:

Paul D. Guichet, Vice President

228-435-8761

pguichet@thepeoples.com

PEOPLES FINANCIAL CORPORATION ANNOUNCES

NEW STOCK REPURCHASE PROGRAM

BILOXI, MS (December 15, 2017)—Peoples Financial Corporation (NASDAQ Capital Market: PFBX), parent of The Peoples Bank, today announced the board of directors approved the repurchase of up to 110,000 shares of the company’s common stock.

Shares will be repurchased at the discretion of management either on the open market or through privately negotiated transactions, and repurchased shares will be retired. As of September 30, 2017, the company reported 5,123,186 common shares outstanding.

Founded in 1896, with $657 million in assets as of September 30, 2017, The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

The Peoples Bank is a wholly-owned subsidiary of Peoples Financial Corporation, listed on the NASDAQ Capital Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.

This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.